Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-15983 on Form N-1A of our reports dated June 13, 2023, relating to the financial statements and financial highlights of Fidelity Mid-Cap Stock Fund, Fidelity Large Cap Stock Fund, Fidelity Small Cap Stock Fund, Fidelity Small Cap Discovery Fund , Fidelity Large Cap Stock K6 Fund , and Fidelity Small Cap Stock K6 Fund , our report dated June 14 , 2023, relating to the financial statements and financial highlights of Fidelity Series Small Cap Core Fund , and our report dated June 15, 2023, relating to the financial statements and financial highlights of Fidelity Series Small Cap Discovery Fund , each a fund of Fidelity Co ncord Street Trust , appearing in the Annual Report s on Form N-CSR of Fidelity Concord Street Trust f or the year- ended April 30 , 202 3 , and to the references to u s under the headings “Financial Highlights ” in the Prospectus es and “Independent Registered Public Accounting Fir m ” in the Statement s of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 22, 2023